October 1, 1999

                     NATURAL GAS PURCHASE AND SALE AGREEMENT

     Duke Energy Trading and Marketing, L.L.C., a Delaware limited liability company, ("DETM" or "Buyer") and Seagull Energy E&P Inc., a Delaware corporation, SGO Petroleum Inc., an Oklahoma corporation, Global Natural Resources Corporation of Nevada, a Nevada corporation, Ocean Energy, Inc., a Louisiana corporation, and Ocean Energy Resources, Inc., a Delaware corporation and any permitted successor(s) and assign(s) (collectively "Ocean" or "Seller"), referred to collectively as the "Parties" and individually as "Party", enter into this Natural Gas Purchase and Sale Agreement (this "Agreement") effective as of the 1st day of October, 1999 (the "Effective Date").


                                    ARTICLE I

                                 Term and Scope

         This Agreement shall be in effect from the Effective Date through the later of September 30, 2000 or until terminated by either Party on thirty (30) days prior written notice, subject however to the earlier termination pursuant to other specific provisions of this Agreement.

                                   ARTICLE II

                   Quantity Obligations and Notice Procedures

         The Parties recognize that the natural gas market is volatile; and, therefore, it is mutually desirable to arrange transactions verbally and to be bound by such oral agreements confirmed later in writing. The Parties agree to the following procedures for confirmations of and changes to the quantities and points of equivalent value of Ocean's Gas to be delivered to the Delivery Point(s) by Ocean. Any oral confirmation of or change to the quantities and points of equivalent value of Ocean's Gas made by Ocean shall be binding until superseded by an effective confirmation or change notice. Either Party's telephones may be monitored by recording equipment to record such confirmations and changes in quantities and points of equivalent value of Ocean's Gas. The Parties hereby consent to such recordings and any such recordings shall serve as the best evidence of any oral agreement.

         Ocean shall sell and deliver and DETM shall, as the exclusive buyer, purchase and receive Ocean's owned and controlled gas volumes ("Ocean's Gas") from properties specified in Appendix "A". Each month during the term of this Agreement, Ocean shall provide to DETM on or before 12:00 p.m. central clock time five (5) Business Days prior to the first day of the next succeeding month a confirmation notice, in the form of Exhibit "A" which shows the daily volumes of Ocean's Gas to be sold and delivered by Ocean and to be purchased and received by DETM at the Delivery Point(s) during the next succeeding month ("Ocean's Baseload Gas"). Any changes to the quantities of Ocean's Gas that will be delivered by Ocean to the Delivery Point(s) will be made by Ocean at least one (1) Business Day prior to the day on which the change is effective and will be confirmed in writing in the form of change notice which is attached hereto as Exhibit "B. "Business Day" shall mean any day on which the member banks of the Federal Reserve System in New York City, New York are open for business.

         Each party shall use reasonable means to identify as far in advance as possible any scheduled maintenance of facilities producing, delivering or receiving Ocean's Gas to the Delivery Point(s) hereunder and shall notify the other Party as soon as reasonably practicable of such scheduled maintenance. Should a Party not so notify the other Party of scheduled maintenance then such scheduled maintenance will not be an event of Force Majeure hereunder.

                                   ARTICLE III

                                 Delivery Point

         The delivery points for Ocean's Gas to be delivered by Ocean and received by DETM hereunder shall be those points specified on Appendix "A" ("Delivery Point(s)").

                                   ARTICLE IV

                                 Purchase Price

         Except as provided in Article X, the purchase price for all Ocean's Gas delivered to the Delivery Point(s) during a month shall be the index price(s) as specified in Appendix "A" ("Index Price") less any actual transportation and fuel charges actually paid by DETM to move Ocean's Gas to the applicable Delivery Point, plus or minus the applicable adjustment as specified in Appendix "A". If a publication referenced in Appendix "A" ceases to exist or does not post an index price representative of a Delivery Point(s), then the Parties shall mutually agree to an alternative publication and posting which reflects the market value of Ocean's Gas at such Delivery Point(s). If the Parties fail to agree on an alternative publication and posting for a Delivery Point within ten (10) Business Days of a notice by a Party to the other Party that an Index Price fails to exist then the new publication and posting will be determined by the one arbitrator procedure of Article XI.

                                    ARTICLE V

                                  Force Majeure

         Except with respect to payment obligations, in the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations hereunder, it is agreed that upon such Party's giving notice of such Force Majeure to the other Party as soon as reasonably possible (to be confirmed in writing via facsimile or email with particulars of the event or occurrence as soon as reasonably possible), the obligations of the Parties, to the extent they are affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure for a period of thirty (30) consecutive days after which time the Party not giving the notice of Force Majeure may declare a breach of this Agreement and terminate this Agreement with respect to Ocean's Gas which was the subject of the notice of Force Majeure upon thirty (30) days written notice to the Party which has given notice of Force Majeure.

         "Force Majeure" means an event, not anticipated as of the Effective Date which is not within the reasonable control of a Party, or in the case of third party obligations or facilities, the third party, claiming Force Majeure, and which by the exercise of due diligence such Party, or third party, is unable to overcome. Force Majeure shall not include: (i) the loss of Buyer's markets;
(ii) Buyer's inability economically to use or resell Ocean's Gas purchased hereunder or (iii) Seller's ability to sell Ocean's Gas to a market at a more advantageous price. "Force Majeure" shall include but not be limited to the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe (other than maintenance), weather related events such as hurricanes or freezing or failure of wells, equipment or lines of pipe; (ii) acts of others such as strikes, riots, sabotage, insurrections or wars; (iii) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction; and (iv) any other causes, whether of the kind herein enumerated or otherwise not reasonably within the control of the affected Party to prevent or overcome. Seller and Buyer shall make reasonable efforts to avoid Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance with reasonable dispatch.

         Neither Party shall be entitled to the benefit of the provisions of Force Majeure under either or both of the following circumstances: (i) to the extent the failure to perform was caused by the sole or contributory negligence of the Party claiming excuse; or (ii) to the extent the failure to perform was caused by the Party claiming excuse having failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch.

         Force Majeure shall not excuse the payment of financial obligations hereunder.


                                   ARTICLE VI

                  Title, Risk of Loss, Indemnity and Imbalances

         Seller warrants that title to Ocean's Gas is free from all liens and adverse claims and warrants its right to sell the same. As between the Parties, Seller shall be deemed to be in exclusive control and possession of Ocean's Gas delivered hereunder and responsible for any damage or injury caused thereby or loss thereto prior to the time the same shall have been delivered to Buyer at the Delivery Point(s). After delivery of Ocean's Gas to Buyer at the Delivery Point(s), Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby or loss thereto. Each Party assumes all liability for and shall indemnify, defend and hold harmless the other Party from any claims, including death or injury of persons or damage to property arising from any act or incident occurring when title to gas is vested in it. It is the intent of the Parties that this indemnity be without regard to the causes thereof, including without limitation the negligence of any indemnified Party, whether such negligence be sole, joint or concurrent, or active or passive; provided, neither Party shall be liable in respect of any claim to the extent same resulted from the gross negligence, willful misconduct or bad faith of the indemnified Party. Title to Ocean's Gas delivered hereunder shall pass from Seller to Buyer at the Delivery Point(s).

         Notwithstanding the other provisions of this Article VI, as between Seller and Buyer, Seller will be liable for all claims to the extent that such arise from failure of Ocean's Gas delivered by Seller to the Delivery Point(s) to meet the quality requirements of Article XIII.

         The Parties shall use reasonable efforts to avoid imposition by any transporter of Ocean's Gas of an imbalance charge, expense or penalty relating to Ocean's Gas. Imbalance charges, expenses and penalties (including, but not limited to, any cash-out costs) imposed by any transporter of Ocean's Gas prior to, at or after the Delivery Point(s) will be the responsibility of and will be paid by DETM unless such imbalance charge, expense or penalty was caused by Ocean's failure to properly deliver, confirm or change its quantity of Ocean's Gas as provided for hereunder and such failure causes a Party to incur and actually pay an imbalance charge, expense or penalty to a transporter or other third party.


                                   ARTICLE VII

                                      Taxes

         Seller shall be responsible for and will pay all taxes, transportation charges and expenses and production related costs attributable to Ocean's Gas prior to its delivery to the Delivery Point(s). Seller shall reimburse Buyer for any such taxes, transportation charges and expenses and production related costs actually paid on behalf of Seller by Buyer. Buyer shall be responsible for and will pay all taxes and transportation charges and expenses related to Ocean's Gas at or after the Delivery Point(s) including, but not limited to, all sales or use, gross receipts, consumption and franchise taxes. Buyer shall provide Seller with any applicable certificate or other documentation of sales or use tax exemption; and Buyer shall be liable for any sales or use tax and associated interest or penalties assessed against Seller due to Buyer's failure to timely provide or properly complete any such certificate or documentation.

                                  ARTICLE VIII

                            Financial Responsibility

         If a Party has reasonable grounds to suspect that the other Party's ability to meet its payment obligations hereunder are materially impaired then a Party may require upon notice to the other Party that such other Party make assurance of the other Party's ability to pay which may include (i) the required posting of a letter of credit acceptable to the Party requiring further assurances and the issuing bank; (ii) cash prepayments; (iii) corporate guarantee or (iv) other acceptable security.

         In the event a Party shall not make adequate assurances as provided above within five (5) Business Days of receipt of the notice requiring same then in addition to any and all other remedies available hereunder or pursuant to law, the other Party shall have the right upon prior notice to such Party to withhold or suspend deliveries or receipts of Ocean's Gas hereunder or terminate the Agreement upon thirty (30) days notice to such Party.

                                   ARTICLE IX

                               Billing and Payment

         Billing and payment will be based on actual quantities of Ocean's Gas delivered to the Delivery Point(s). Properly confirmed and changed quantities of Ocean's Baseload Gas shall be used if such actual quantities are unavailable to make payment by the 25th of the month following the month of deliveries of Ocean's Gas. Within ten (10) days of the request of either Party, the other Party shall provide, to the extent it has a legal right of access thereto and/or such statement which is then available, a copy of the applicable transporter's allocation or imbalance statement requested by the Party.

         Buyer shall pay Seller the full amount due in U.S. Dollars by wire transfer, Automated Clearinghouse (ACH), electronic funds transfer or other similarly expeditious means, as provided below, on or before the twenty-fifth
(25th) day of the month immediately following the delivery month or the first Business Day thereafter. On the day of such payment Buyer will forward to Seller a statement showing the quantity of Ocean's Gas delivered to the Delivery Point(s), the price paid for Ocean's Gas at each Delivery Point and the total amount paid to Seller. In the event Buyer fails to pay the full amount payable by it when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then effective prime rate of interest for large U.S. Money Center commercial banks, published under "Money Rates" by The Wall Street Journal, plus two percent (2%) per annum from the date due until the date of payment, or (ii) the maximum applicable lawful interest rate.

         Each of the Parties, at its own expense, shall have the right, upon reasonable notice and at reasonable times during regular business hours, to examine the books and records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, payment, demand, charge, or computation made under this Agreement. Any such audit and any claim based upon errors in any statement must be made within two (2) years of the date of such statement. Neither Party shall have the right to perform more than two (2) such audits per calendar year. Such right to audit shall be available for the term of this Agreement and for two (2) years after its termination.

         In the event an error is discovered in the amount in any statement rendered hereunder such error shall be rectified by payment within ten (10) days after notice of the error from the discovering Party to the other Party. In the event a dispute arises as to the amount payable in any statement rendered hereunder, the disputing Party shall provide written notice to the other Party indicating the disputed amount and the reason for such dispute. In the event a difference for volumes of Ocean's Gas delivered cannot be reconciled, payment shall be based upon the delivery volumes specified by the delivering transporter(s) to the Delivery Point(s). For a period of ninety (90) days following the date of a statement hereunder no interest shall accrue or be payable by a Party on amounts paid by Buyer which are in dispute hereunder because of the reconciliation in differences of volumes of Ocean's Gas. A payment hereunder shall not be deemed to be a waiver of the right by Buyer to recoup any overpayment, nor shall acceptance of any payment be deemed to be a waiver by Seller of any underpayment except as otherwise provided herein.

Payment:          Duke Energy Trading and Marketing, L.L.C.

By Wire Transfer: Chase Manhattan Bank New York

                  For the Acct of: Duke Energy Trading and Marketing, L.L.C. Account No. 910-2-771269
                  ABA No. 021000021

Payment:           Duke Energy Trading and Marketing, L.L.C.

By Check:          P.O. Box 201204
                   Houston, TX 77216-1204

Payment:           Ocean Energy Inc.

By Wire Transfer:  Chase Bank of Texas

                   Houston, Texas
                   Account No. 00101766047

                   ABA No. 113000609

                                    ARTICLE X

                                     Damages

         For a breach of this Agreement for which an express remedy or measure of damages is herein provided, such express remedy or measure of damages shall be the sole and exclusive remedy hereunder, the obligor's liability shall be limited as set forth herein and all other remedies or damages at law or in equity for any such breach are waived. If no remedy or measure of damages is expressly herein provided for a breach of this Agreement, the obligor's liability shall be limited to actual damages only, such actual damages shall be the sole and exclusive remedy hereunder for any such breach and all other remedies or damages at law or in equity thereof are waived.

         For a breach of this Agreement involving the failure of Buyer to purchase and receive Ocean's Baseload Gas from Seller at the Delivery Point(s) ("Buyer's failure") the following liquidated damages will be the sole remedy Seller will have for such breach. For Buyer's failure, Seller shall be entitled to receive liquidated damages equal to an amount calculated by multiplying the quantity of Ocean's Baseload Gas (expressed in MMBtu) that was required to be purchased and received by Buyer from Seller at the Delivery Point(s) pursuant to the terms and conditions of this Agreement which was not actually purchased and received by Buyer from Seller at the Delivery Point(s) ("DETM's Default Gas") times an amount per MMBtu equal to the positive difference between the price to be paid by Buyer to Seller hereunder for DETM's Default Gas and the price received by Seller for selling and delivering DETM's Default Gas to other parties at the Delivery Point(s).

         For breach by Seller in failing to deliver to the Delivery Point(s) Ocean's Baseload Gas, the following liquidated damages will be the sole remedy for such breach.

         Instead of the purchase price for Ocean's Gas provided for in Article IV above, the purchase price for all volumes of Ocean's Gas delivered on a day to Delivery Point(s) which share a common Index Price in excess of one hundred five percent (105%) of Ocean's Baseload Gas at such Delivery Point(s) shall be the "Daily Midpoint" price published in Gas Daily for such day for the applicable Delivery Point(s) where greater than one hundred five percent (105%) of Ocean's Baseload Gas is delivered by Ocean ("Daily Midpoint Price") less any actual transportation and fuel charges paid by DETM to move Ocean's Gas to the applicable Gas Daily Point ("Adjusted Daily Midpoint Price").. If the downstream transporter(s) does not provide or is unable to make available accurate daily data for Ocean's Gas then the purchase price for such excess Ocean's Gas delivered to a Delivery Point shall be the simple arithmetic average of the Daily Midpoint Price for all of the days in the month (the "Averaged Daily Midpoint Price") less any actual transportation and fuel charges paid by DETM to move Ocean's Gas to the applicable Gas Daily Point.

         In the event that Ocean fails to deliver to Delivery Point(s) which share a common Index Price a quantity of Ocean's Gas at such Delivery Point(s) that is at least ninety-five percent (95%) of Ocean's Baseload Gas, the following adjustments will be made in a monthly statement and in the purchase price to be paid by Buyer as appropriate for Ocean's Gas delivered to a Delivery Point(s) which was less ninety-five percent (95%) of Ocean's Baseload Gas at such Delivery Point(s) ("Undelivered Baseload"):

                  (i) If the Daily Midpoint Price on the day of Undelivered Baseload is less than the Index Price, the purchase price will be increased by an amount equal to the difference between the Index Price and the Daily Midpoint Price (or the Averaged Daily Midpoint Price, as appropriate, multiplied by the difference between ninety-five percent (95%) of Ocean's Baseload Gas and the actual delivered quantity of Ocean's Gas for the applicable day(s).

                  (ii) If the Daily Midpoint Price on the day of the Underdelivered Baseload is greater than the Index Price, the purchase price will be decreased by an amount equal to the difference between the Daily Midpoint Price (or the Averaged Daily Midpoint price, as appropriate) and the Index price multiplied by the difference between ninety-five percent (95%) of Ocean's Baseload Gas and the actual delivered quantity of Ocean's Gas for the applicable day(s).

         Both Parties shall use commercially reasonable efforts to notify the other Party of any deficiencies in the receipt or delivery of Ocean's Gas. The Parties recognize that each Party may have access to certain information necessary to confirm deliveries and receipts of Ocean's Gas hereunder ("confirming information") and agree to share such confirming information on a commercially reasonable basis. Therefore, a Party shall not be considered to be in default of its obligation to deliver or receive Ocean's Gas hereunder until it has received the confirming information. A Party shall have until the end of the Business Day following the day it received the confirming information to eliminate the deficiencies in deliveries or receipts of Ocean's Gas. If Ocean's Gas is delivered and received at a Delivery Point(s) where there is an operator balancing agreement or similar agreement in place, then no default hereunder shall be deemed to have occurred so long as DETM pays Ocean for all Ocean's Gas delivered pursuant to this Agreement at such Delivery Point(s). For purposes of this paragraph, a DETM default shall not be deemed to have occurred unless, and then only to the extent that, Ocean's Gas is curtailed and not actually delivered to the Delivery Point(s).

         UNLESS EXPRESSLY OTHERWISE HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, INDIRECT OR PUNITIVE DAMAGES OF ANY CHARACTER, INCLUDING BUT NOT LIMITED TO LOSS OF USE, LOST PROFITS (PAST AND FUTURE), OR OTHER BUSINESS INTERRUPTION DAMAGES, IRRESPECTIVE OF WHETHER SUCH DAMAGES (OR CLAIMS OR ACTIONS THEREFOR) ARE BASED UPPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE

         Notwithstanding any other provision in this Agreement, in no event shall a Party be liable to the other Party for any penalties or charges assessed by a transporter to a Party for the unauthorized delivery of Ocean's Gas.

                                   ARTICLE XI

                                   Arbitration

         In the event the Parties are unable to resolve any dispute regarding this Agreement and such dispute involves less than U.S. $5,000,000, both Parties agree to resolve such dispute through the arbitration provisions of this Article XI.

         Within twenty (20) Business Days of either Party's written notice to the other Party to arbitrate a dispute which arises under this Agreement involving less than U.S. $500,000, the Parties shall agree on one arbitrator to decide any such dispute. As to disputes involving between U.S. $500,000 and U.S. $5,000,000, each Party shall choose one arbitrator within twenty (20) Business Days of either Party's written notice to the other Party to arbitrate, and within ten (10) Business Days after both such arbitrators are chosen, such arbitrators shall choose a third arbitrator thus completing the whole arbitration panel. In the event of a dispute as to whether the applicable amount in dispute is less than U.S. $500,000, or if the Parties are unable to agree to a single arbitrator, the arbitration panel shall consist of three arbitrators. Any arbitrator chosen shall be a disinterested party with knowledge of the industry.

         The arbitrator(s), once chosen, shall consider any documents, tapes or any other evidence which the arbitrator(s) deem necessary and shall then accept sealed written resolutions of the subject dispute from each Party on a confidential basis to be submitted within twenty (20) Business Days of establishment of the arbitration panel. The written submissions shall be in a form and subject to any limitations as may be prescribed by the arbitrator(s). The arbitrator(s) shall then choose one of the proposed solutions, (without modification) as the fairest solution to the dispute within ten (10) Business Days of receipt of the written submissions of both Parties. In the event of a three member arbitration panel, a majority vote shall govern. The decision of the arbitrators shall be final and nonappealable.

         Any expenses of the arbitrator(s) shall be shared and paid equally between the Parties. Each Party shall bear and pay its own expenses incurred by each in connection with the arbitration, unless otherwise included in a solution chosen by the arbitration panel. In the event either Party must file a court action to enforce an arbitration award under this Article XI, the prevailing Party shall be entitled to recover its court costs and reasonable attorney fees.

         This Article XI shall not apply to any disputes involving U.S. $5,000,000 or more, and each Party retains its respective rights to pursue all legal and equitable remedies regarding any such disputes. The Parties, however, may consent to resolve such disputes by the provisions of this Article XI.


                                   ARTICLE XII

                                     Quality

                  Seller   represents  that  all  Ocean's  Gas  shall  meet  the
effective tariff or published quality specifications of the receiving transporter at the applicable Delivery Point(s) or in the case of Ocean's Gas Processed in a Processing plant downstream of the Delivery Point(s) the quality specifications of the receiving transporter at the tailgate of such Processing plant. Buyer shall have the right not to purchase and receive Ocean's Gas that does not meet such quality specifications. Unless otherwise agreed nothing herein, including an event of Force Majeure, shall require or permit either Party to schedule Ocean's Gas at a point other than a Delivery Point or in excess of Ocean's nominated quantity of Ocean's Gas on such day. If either Party receives an operational flow order from a transporter requiring action (the "OFO"), such Party shall immediately notify the other Party of the OFO and provide a copy of same by facsimile. Each Party shall take all OFO actions required by it and shall indemnify, defend and hold harmless the other Party from any claims related to the OFO under which the indemnifying Party failed to take the action required thereby.

                                  ARTICLE XIII

                            Pressure and Measurement

         DETM will receive Ocean's Gas at the Delivery Point(s) at the pressure prevailing from time to time in the facilities delivering Ocean's Gas thereto. Measurement of Ocean's Gas quantities hereunder shall be in accordance with the effective tariff or published procedures of the receiving transporter(s) at the Delivery Point(s).

                                   ARTICLE XIV

                                   Processing

         Seller reserves the ongoing right, at its sole cost and expense, to Process at a Processing plant all Ocean's Gas hereunder upstream and/or downstream of the Delivery Point(s), provided that Processing does not render such gas incapable of meeting the quality specification set forth in Article
XII. Seller shall reimburse Buyer for all transportation costs actually paid by Buyer to transport Ocean's PTR and PVR from the Delivery Point(s) to a Processing plant for Processing.

         "Processing" or "Process" shall mean to separate and/or extract, by whatever method, from gas liquid and liquefiable hydrocarbons and non-hydrocarbons, including any commercially valuable constituents other than methane that are entrained in the gas (together with such methane as must be removed to effect the recovery of the components being extracted).

         Buyer shall be responsible for and obligated to obtain and maintain during the term of this Agreement transportation agreements to transport Ocean's PTR and PVR from the Delivery Point(s) to Processing plant(s) as shown on Appendix "A". Seller shall reimburse Buyer for all costs incurred for transportation of PTR/PVR.

         "PTR" shall mean the Btu equivalent of products extracted from Ocean's Gas by a Processing plant, plus the gas used as plant fuel in the Processing plant to Process such gas and to extract those products, plant flare and other plant losses in the Processing plant. When expressed as a volume (in Mcf rather than in Btu) PTR shall mean "PVR".

                                   ARTICLE XV

                          EQUAL EMPLOYMENT OPPORTUNITY

         The Equal Employment Opportunity Clause required under Executive Order No. 11246, the affirmative action commitment for veterans set forth in 41 CFR 60-250.4, the affirmative action clause for handicapped workers set forth in CFR 650-741.4, and the related regulations of the Secretary of Labor, 41 CFR Chapter 60, are incorporated by reference in this Agreement, with which compliance therewith is certified by each Party to the other Party.

                                   ARTICLE XVI

                                EVENTS OF DEFAULT

         Event of Default. Notwithstanding anything herein to the contrary, the occurrence of any of the following events will constitute an event of default under this Agreement (an "Event of Default") with respect to a Party:

(a) a failure to pay when due under this Agreement and such failure is not remedied on or before the fifth Business Day after receipt of notice of such failure;

(b) a failure to comply with or perform any obligation, other than failure to deliver or receive Ocean's Gas for which a liquidated remedy is provided herein, and such failure is not remedied within five Business Days after receipt of notice of such failure;

(c) a general assignment or arrangement for the benefit of creditors;

(d) a filing of a petition or otherwise commencing a proceeding under any bankruptcy, insolvency, reorganization or similar law, or having any such petition filed or commenced against it;

(e) becoming insolvent, however evidenced, or unable to pay its debts as they fall due;

(f) having a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets;

(g) challenging its own legal authority or capacity to enter into natural gas purchase and sale agreements with other third parties;

(h) is a Defaulting Party under any ISDA Agreement executed between the Parties;

(i) is in breach of a representation and warranty of this Agreement and such breach is not remedied on or before the fifth Business Day after receipt of a notice of such breach.

         Upon the occurrence of an Event of Default, the Party not affected by the event, (hereinafter referred to as the "Non-Defaulting Party") shall be entitled to exercise the remedies as hereinafter set forth in this Article XVI.

         After an occurrence of an Event of Default, the Non-Defaulting Party shall have the right to terminate this Agreement upon five (5) Business Days prior written notice to the other Party ("Early Termination Date").

                                  ARTICLE XVII

                                     Notices

         All notices, invoices, payments, statements and communications made pursuant to this Agreement shall be in writing and made as follows:

BUYER:                                         SELLER:
-----                                          ------

Duke Energy Trading and                   Ocean Energy, Inc.
Marketing, L.L.C.                         1001 Fannin, Suite 1600
10777 Westheimer, Suite 650               Houston, Texas 77002
Houston, Texas 77042


Attention: Contract Administration        Attention:  Marketing Contract
                                                      Administration


Telephone:        713-260-1800            Telephone:  713-265-6368
Facsimile:        713-260-1825            Facsimile:  713-265-8823


         All notices required pursuant to this Agreement may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail, certified mail-return receipt requested, or hand delivered.

         Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending Party's receipt of its facsimile machine's confirmation of successful transmission, if the day on which such facsimile is received is not a business day or is after five p.m. (at the receiving Party's place of business) on a business day, then such facsimile shall be deemed to have been received on the next following business day. Notice by overnight mail or courier shall be deemed to have been received on the next business day after it was sent or such earlier time as is confirmed by the receiving Party. First class mail is deemed delivered three (3) days after mailing.

                                  ARTICLE XVIII

                         Assignment and Confidentiality

         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto, and the covenants, conditions, rights and obligations of this Agreement shall run for the full term of this Agreement. No assignment of this Agreement, in whole or in part, will be made by a Party except that a Party may make an assignment of this Agreement, in whole or in part, to a wholly owned affiliate or to any other party with the consent of the non-assigning Party which consent will not be unreasonably withheld. Notwithstanding any of the other provisions of this Article XVIII to the contrary, if Seller sells any property specified on Appendix "A" then effective at the end of the day on the last day of the month following the closing date of the sale of any such property by Seller this Agreement will terminate as to such property except for the provisions hereof which survive termination of this Agreement in accordance with such provisions.


         The terms and conditions of this Agreement including, but not limited to, the price, the quantity, the term, the identified transporter(s) and all other material terms hereof shall be kept confidential by the Parties hereto, except to the extent that any information must be disclosed to a third party for the purpose of transporting Ocean's Gas subject to this Agreement, to respond to an audit request or to comply with any order, rule, regulation or directive of any court, legislative body or governmental entity having jurisdiction or to obtain any financing. As a condition of conducting an audit pursuant to the terms of this Agreement, the auditing Party acknowledges that the documents and records provided may contain proprietary or competitively sensitive information, which the auditing Party shall treat as confidential and not use in competition with the audited Party.

                                   ARTICLE XIX

                                Forward Contract


         The Parties agree this Agreement is a forward contract within the meaning of and for the purposes of the United States Bankruptcy Code, as amended. Further, each Party represents to the other Party that it is a forward contract merchant as such term is defined in and for the purposes of the Bankruptcy Code, as amended. Ocean recognizes DETM is not an end user of Ocean's Gas.


                                   ARTICLE XX

                                     Set Off


         Both Parties hereto acknowledge and agree that upon the designation or deemed designation of an Early Termination Date under this Agreement the Non-Defaulting Party may set off (i) all amounts, that are due to the Defaulting Party hereunder, plus any cash or other form of collateral then available to the Non-Defaulting Party pursuant to any collateral agreement with the other Party plus any or all other amounts due to the Defaulting Party under any other forward contract with the other Party (including, but not limited to, amounts owed, but not yet paid, for commodities previously delivered in accordance with the forward contracts) and, to the extent it is permitted by law, any amounts due to the Defaulting Party pursuant to the ISDA Agreement (and the Exhibits and Annexes thereto) entered into between the Parties ("ISDA") plus any cash or other form of collateral then available to the Non-Defaulting Party pursuant thereto, against (ii) all such amounts that are due to the Non-Defaulting Party by the other Party, plus any cash or other form of collateral then available to the other Party pursuant to any collateral agreement agreed to by the Parties plus any or all other amounts due to the Non-Defaulting Party under any other forward contracts between the Parties (including, but not limited to, amounts owed, but not yet paid, for commodities previously delivered and reasonable attorney's fees incurred by the Non-Defaulting Party) and, to the extent it is permitted by applicable law, any amounts due to the Non-Defaulting Party pursuant to the ISDA plus any cash or other form of collateral then available to the Defaulting Party pursuant thereto, so that all such amounts shall be netted to a single liquidated amount (the "Termination Payment") payable by one Party to the other Party. The Termination Payment shall be made by the owing Party within five (5) Business Days after notice requesting such is given. The obligations of the Parties under this Agreement, any other forward contract executed by the Parties and the ISDA in respect of such amounts shall be deemed satisfied and discharged to the extent of any such set off. A Party performing a set off under this Article XX will give the other Party notice of such set off as soon as practicable thereafter provided that the failure to give such timely notice shall not affect the validity of the set off. Notwithstanding any contrary provision of this Agreement, where an Event of Default specified in sub-sections (c), (d), (e) or (f) of Article XVI is governed by law which does not permit an Early Termination Date to be declared on or after such an Event of Default then termination of this Agreement shall be deemed to have taken place at a time immediately preceding the occurrence of such Event of Default, and upon the occurrence of any such automatic termination of this Agreement, the Party causing the Event of Default shall indemnify the Non-Defaulting Party on demand against all expense, loss, damage or liability that the Non-Defaulting Party actually incurs with respect to this Agreement as a consequence thereof.


                                   ARTICLE XXI

                                  Miscellaneous

         There are no third party beneficiaries to this Agreement and none are intended by the Parties.

         If any provision of this Agreement is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void or make unenforceable any other provision, agreement or covenant of this Agreement.

         No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         All rights, duties and obligations arising under this Agreement shall be exercised and discharged in good faith and in a commercially reasonable manner.

         Each Appendix and Exhibit referenced herein and attached hereto is made a part of this Agreement for all purposes. This Agreement sets forth all understandings between the Parties respecting the subject matter hereof, and any prior contracts, understandings and representations, whether oral or written, relating to such matters are merged into and superseded by this Agreement. This Agreement may be amended only by a writing executed by both Parties.

         Each Party to this Agreement represents and warrants that it has full and complete authority to enter into and perform this Agreement, including having obtained any regulatory authority necessary to transact business under this Agreement. Each person who executes this Agreement on behalf of either Party represents and warrants that he/she has full and complete authority to do so and that such Party will be bound thereby.

         Compliance with the confirmation and change in quantities of Ocean's Gas procedures of this Agreement satisfies any "writing" requirements imposed under the Uniform Commercial Code or any other applicable contract law.

         The interpretation and performance of this Agreement shall be governed by, construed, interpreted and enforced in accordance with the substantive laws of the State of Texas, without reference to its choice of law doctrine. Each Party agrees to submit to the nonexclusive jurisdiction of the courts of the State of Texas.

         IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals to be effective as of the day and year first written above.

                               DUKE ENERGY TRADING AND MARKETING, L.L.C.

                      By:      ____________________________________________
                      Name:    ____________________________________________
                      Title:   ____________________________________________




                             SEAGULL ENERGY E&P INC.

                       By:      ____________________________________________
                                Name: William L. Transier

                    Title:   Executive Vice President & Chief Financial Officer


                              SGO PETROLEUM INC.
                       By:      ____________________________________________
                                Name: William L. Transier

                     Title:   Executive Vice President & Chief Financial Officer


                            GLOBAL NATURAL RESOURCES
                            CORPORATION OF NEVADA

                       By:      ____________________________________________
                                Name: William L. Transier

                     Title:   Executive Vice President & Chief Financial Officer


                          OCEAN ENERGY RESOURCES, INC.

                       By:      ____________________________________________
                                Name: William L. Transier

                     Title:   Executive Vice President & Chief Financial Officer


                               OCEAN ENERGY, INC.

                       By:      ____________________________________________
                                Name: William L. Transier

                     Title:   Executive Vice President & Chief Financial Officer